Exhibit 99

NEWS RELEASE

HELMERICH & PAYNE, INC. / 1437 SOUTH BOULDER AVENUE / TULSA, OKLAHOMA

November 12, 2015

HELMERICH & PAYNE, INC. ANNOUNCES FISCAL YEAR-END RESULTS

Helmerich & Payne, Inc. (NYSE: HP) reported net income of $422 million ($3.87 per diluted share) from operating revenues of $3.2 billion for its fiscal year ended September 30, 2015, compared to net income of $709 million ($6.46 per diluted share) from operating revenues of $3.7 billion for its prior fiscal year ended September 30, 2014.  Included in net income per diluted share for fiscal 2015 and fiscal 2014 are approximately $0.86 and $0.23, respectively, in after-tax income related to a combination of select items as described in a separate section of this press release.  Select items, among others, include long-term contract early termination compensation, gains from the sale of investment securities, abandonment charges, and impairment charges.

Net loss for the fourth fiscal quarter of 2015 was $21 million (negative $0.20 per diluted share) from operating revenues of $566 million.  Included in net loss per diluted share corresponding to this year’s fourth fiscal quarter are approximately $0.24 in after-tax losses related to a combination of select items as described in a separate section of this press release.

President and CEO John Lindsay commented, “After delivering record-breaking results in 2014, we began fiscal 2015 with high expectations.  Unfortunately, these past 12 months have brought very low and volatile oil prices and the industry rig count in the U.S. has fallen to levels below those experienced during the recession in 2009.  Drilling activity and service pricing levels continue to decline, and for many the major theme across the industry is survival, and has led to sharp reductions in personnel, expenses, and investments across the board.  No company is immune to these conditions and fortunately a cornerstone of our strategy has always been fiscal conservatism, which continues to serve us well.  Additionally, we believe our advanced rig fleet, long-term contract backlog, strong customer base, and best-in-class reputation for customer service and value creation position us very well in this difficult environment.  In the midst of this very challenging market, our efforts remain focused on adding value to shareholders by prudently allocating capital, providing innovative solutions and helping our customers reduce their total cost per well.  The short-term outlook for the industry remains uncertain, but we do expect better days ahead and believe the Company is well positioned to grow market share.”

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News Release

November 12, 2015

Operating Segment Results

Segment operating income for the Company’s U.S. land operations was $34 million for the fourth quarter of fiscal 2015, compared with $259 million for last year’s fourth fiscal quarter and $122 million for this year’s third fiscal quarter.  As compared to the third quarter of fiscal 2015, the decrease in segment operating income was attributable to a decline in early termination revenues, lower levels of quarterly activity and a lower rig margin per day average as well as abandonment (non-cash) charges of approximately $30 million incurred during the fourth fiscal quarter related to the decommissioning of six of the Company’s 3,000 horsepower (SCR) land rigs and other used drilling equipment at the end of the quarter.  These abandonment charges are included with depreciation in the segment.  The number of quarterly revenue days decreased sequentially by 5.1% to 13,490 days.  Excluding the impact of $5,325 and $2,482 per day corresponding to revenues from early contract terminations during this year’s third and fourth fiscal quarters, respectively, the average rig revenue per day decreased sequentially by $416 to $26,218, and the average rig margin per day decreased sequentially by $109 to $12,395.  The average rig expense per day decreased sequentially by $307 to $13,823.  Rig utilization for the segment was 43% for this year’s fourth fiscal quarter, compared with 87% and 47% for last year’s fourth fiscal quarter and this year’s third fiscal quarter, respectively.  At September 30, 2015, the Company’s U.S. land segment had approximately 145 contracted rigs generating revenue (including 120 under long-term contracts) and 198 idle rigs (including 197 AC drive FlexRigs®*).

Segment operating income for the Company’s offshore operations was $12.5 million for the fourth quarter of fiscal 2015, compared with $15.0 million for last year’s fourth fiscal quarter and $14.7 million for this year’s third fiscal quarter.  The sequential decrease in operating income was mostly attributable to a decline in the average rig margin per day, which decreased from $14,265 to $13,296.  Quarterly revenue days sequentially increased by approximately 1% to 736 days during the fourth fiscal quarter.

The Company’s international land operations reported segment operating loss of $38.1 million for this year’s fourth fiscal quarter, compared with operating income of $5.9 million for last year’s fourth fiscal quarter and $16.7 million for this year’s third fiscal quarter.  The sequential decrease in operating income was mostly attributable to impairment (non-cash) charges of approximately $39 million incurred during the fourth fiscal quarter related to several of the Company’s international (SCR) land rigs.  The sequential decline was also attributable to approximately $5 million in charges related to an allowance for doubtful accounts, a decrease in the average rig margin per day, and a decrease in quarterly revenue days.  Excluding the impact of $4,658 and $5,535 per day corresponding to revenues from early contract terminations during this year’s third and fourth fiscal quarters, respectively, as well as the impact of $3,021 per day corresponding to charges related to an allowance for doubtful accounts during the fourth fiscal quarter, the average rig margin per day decreased sequentially from $13,086 to $7,856.  The number of quarterly revenue days decreased sequentially by approximately 12% to 1,665 days.

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News Release

November 12, 2015

Drilling Operations Outlook for the First Quarter of Fiscal 2016

In the U.S. land segment, the Company expects revenue days (activity) to decrease by roughly 11% to 14% during the first fiscal quarter of 2016 as compared to the fourth fiscal quarter of 2015.  Excluding any impact from early termination revenue, the average rig revenue per day is expected to decrease to roughly $26,000, and the corresponding average rig expense per day is expected to decrease to roughly $13,600.  As of today, the U.S. land segment has approximately 132 contracted rigs that are generating revenue (including 108 under term contracts) and 212 idle rigs (including 211 AC drive FlexRigs).

In the offshore segment, the Company expects the average rig margin per day to be approximately $9,500 during the first fiscal quarter of 2016 and revenue days to be flat as compared to the fourth quarter of fiscal 2015.

In the international land segment, the Company expects revenue days to decline to roughly 1,400 during the first fiscal quarter of 2016.  Over the same period, the average rig margin per day is expected to be roughly $8,000.

Capital Expenditures and Other Estimates for Fiscal 2016

The Company’s capital expenditures for fiscal 2016 are expected to be in the range of $300 million to $400 million.  Depreciation expense is expected to be slightly under $580 million, and general and administrative expenses are expected to be approximately $135 million for fiscal 2016.

Select Items Included in Net Income (or Loss) per Diluted Share

Included in net income per diluted share for fiscal 2015 are approximately $0.86 in after-tax income related to a combination of the following:  $1.30 of after-tax income from long-term contract early termination compensation from customers (which favorably impacted net income by approximately $141 million); $0.07 of after-tax gains related to the sale of used drilling equipment; $0.03 of after-tax losses related to an allowance for doubtful accounts; $0.25 of after-tax losses from abandonment charges related to the decommissioning of certain (SCR) land rigs and other used drilling equipment; and $0.23 of after-tax losses from impairment charges for certain (SCR) land rigs.

Included in net income per diluted share for fiscal year 2014 are approximately $0.23 in after-tax income related to a combination of the following:  $0.25 of after-tax gains from the sale of investment securities; $0.12 of after-tax gains related to the sale of used drilling equipment; and $0.14 of after-tax losses from abandonment charges related to certain decommissioned (SCR) land rigs and other used drilling equipment.

Included in net loss per diluted share corresponding to the fourth quarter of fiscal 2015 are approximately $0.24 in after-tax losses related to a combination of the following:  $0.25 of after-tax income from long-term contract early termination compensation from customers; $0.02 of after-tax gains related to the sale of used drilling equipment; $0.03 of after-tax losses related to an allowance for doubtful accounts; $0.18 of after-tax losses from abandonment charges related to the decommissioning of certain (SCR) land rigs and other used drilling equipment; $0.23 of after-tax losses from impairment charges for

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News Release

November 12, 2015

certain (SCR) land rigs; and a $0.07 impact on income tax expense due primarily to limitations on foreign income tax credits.

About Helmerich & Payne, Inc.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of November 12, 2015, the Company’s existing fleet includes 344 land rigs in the U.S., 38 international land rigs, and nine offshore platform rigs.  In addition, the Company is scheduled to complete another six new H&P-designed and operated FlexRigs, all under long-term contracts with customers.  Upon completion of these commitments, the Company’s global fleet is expected to have a total of 388 land rigs, including 373 AC drive FlexRigs.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, operations outlook, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Investor Relations

investor.relations@hpinc.com

(918) 588-5190

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News Release

November 12, 2015

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Fiscal Year Ended
CONSOLIDATED STATEMENTS OF	June 30	September 30		September 30
OPERATIONS	2015	2015	2014	2015	2014

Operating Revenues:
Drilling — U.S. Land	$494,615	$420,393	$824,210	$2,523,518	$3,099,954
Drilling — Offshore	55,673	53,271	63,927	241,043	250,811
Drilling — International Land	106,198	89,388	93,391	386,693	355,532
Other	3,208	3,058	3,510	14,187	13,410
	659,694	566,110	985,038	3,165,441	3,719,707

Operating costs and expenses:
Operating costs, excluding depreciation	351,670	328,922	540,458	1,704,163	2,009,912
Depreciation	144,295	175,376	150,371	606,992	523,549
Asset impairment charge	—	39,242	—	39,242	—
General and administrative	29,404	37,693	34,243	134,906	135,139
Research and development	3,329	3,760	4,159	16,104	15,905
Income from asset sales	(1,784)	(2,862)	(7,695)	(11,716)	(19,585)
	526,914	582,131	721,536	2,489,691	2,664,920

Operating income (loss)	132,780	(16,021)	263,502	675,750	1,054,787

Other income (expense):
Interest and dividend income	1,602	1,398	267	5,834	1,583
Interest expense	(6,258)	(5,746)	(300)	(15,036)	(4,654)
Gain on sale of investment securities	—	—	—	—	45,234
Other	(281)	(989)	(605)	(901)	(636)
	(4,937)	(5,337)	(638)	(10,103)	41,527

Income (loss) from continuing operations before income taxes	127,843	(21,358)	262,864	665,647	1,096,314
Income tax provision	36,956	(150)	94,159	243,375	387,548
Income (loss) from continuing operations	90,887	(21,208)	168,705	422,272	708,766

Income (loss) from discontinued operations, before income taxes	(27)	(6)	(17)	(124)	2,758
Income tax provision	—	—	—	77	2,805
Loss from discontinued operations	(27)	(6)	(17)	(47)	(47)

NET INCOME (LOSS)	$90,860	$(21,214)	$168,688	$422,225	$708,719

Basic earnings per common share:
Income (loss) from continuing operations	$0.84	$(0.20)	$1.55	$3.90	$6.54
Income from discontinued operations	$—	$—	$—	$—	$—

Net income (loss)	$0.84	$(0.20)	$1.55	$3.90	$6.54

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November 12, 2015

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Fiscal Year Ended
CONSOLIDATED STATEMENTS OF	June 30	September 30		September 30
OPERATIONS	2015	2015	2014	2015	2014

Diluted earnings per common share:
Income (loss) from continuing operations	$0.83	$(0.20)	$1.53	$3.87	$6.46
Income from discontinued operations	$—	$—	$—	$—	$—

Net income (loss)	$0.83	$(0.20)	$1.53	$3.87	$6.46

Weighted average shares outstanding:
Basic	107,652	107,740	108,226	107,754	107,800
Diluted	108,469	107,740	109,300	108,570	109,141

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November 12, 2015

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	September 30
CONSOLIDATED CONDENSED BALANCE SHEETS	2015	2014*

ASSETS
Cash and cash equivalents	$717,977	$360,909
Short-term investments	45,543	—
Other current assets	667,390	908,886
Current assets of discontinued operations	8,097	7,206
Total current assets	1,439,007	1,277,001
Investments	104,354	236,644
Net property, plant, and equipment	5,567,235	5,188,544
Other assets	41,416	18,809
TOTAL ASSETS	$7,152,012	$6,720,998

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$347,851	$503,944
Current liabilities of discontinued operations	3,377	3,217
Total current liabilities	351,228	507,161
Non-current liabilities	1,406,169	1,279,369
Non-current liabilities of discontinued operations	4,720	3,989
Long-term notes payable	492,443	39,502
Total shareholders’ equity	4,897,452	4,890,977

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,152,012	$6,720,998

*The September 30, 2014 balance sheet has been restated due to the adoption of Accounting Standards Update No. 2015-03 applied retrospectively.

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News Release

November 12, 2015

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Years Ended
	September 30
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2015	2014

OPERATING ACTIVITIES:
Net income	$422,225	$708,719
Adjustment for loss from discontinued operations	47	47
Income from continuing operations	422,272	708,766
Depreciation	606,992	523,549
Asset impairment charge	39,242	—
Changes in assets and liabilities	327,518	(76,803)
Gain on sale of assets and investment securities	(11,716)	(64,819)
Other	34,483	27,881
Net cash provided by operating activities from continuing operations	1,418,791	1,118,574
Net cash used in operating activities from discontinued operations	(47)	(47)
Net cash provided by operating activities	1,418,744	1,118,527

INVESTING ACTIVITIES:
Capital expenditures	(1,133,482)	(952,892)
Purchase of short-term investments	(45,607)	—
Proceeds from sale of assets and investment securities	22,501	79,975
Net cash used in investing activities	(1,156,588)	(872,917)

FINANCING ACTIVITIES:
Proceeds from senior notes, net of discount and debt issuance costs	491,651	—
Proceeds from short-term debt	1,002	—
Payments on short-term debt	(1,002)	—
Dividends paid	(298,367)	(264,386)
Repurchase of common stock	(59,654)	—
Exercise of stock options	2,650	23,250
Tax withholdings related to net share settlements of restricted stock	(5,140)	(3,049)
Payments for short-term and long-term debt	(40,000)	(115,000)
Excess tax benefit from stock-based compensation	3,772	26,616
Net cash provided by (used) in financing activities	94,912	(332,569)

Net increase (decrease) in cash and cash equivalents	357,068	(86,959)
Cash and cash equivalents, beginning of period	360,909	447,868
Cash and cash equivalents, end of period	$717,977	$360,909

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November 12, 2015

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
SEGMENT REPORTING	2015	2015	2014	2015	2014
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$494,615	$420,393	$824,210	$2,523,518	$3,099,954
Direct operating expenses	241,109	219,700	422,179	1,254,424	1,576,702
General and administrative expense	10,465	15,984	11,412	50,769	41,573
Depreciation	121,307	151,056	131,990	519,950	455,934
Segment operating income	$121,734	$33,653	$258,629	$698,375	$1,025,745

Revenue days	14,219	13,490	26,812	75,866	100,638
Average rig revenue per day	$31,959	$28,700	$28,164	$30,211	$28,194
Average rig expense per day	$14,130	$13,823	$13,170	$13,483	$13,058
Average rig margin per day	$17,829	$14,877	$14,994	$16,728	$15,136
Rig utilization	47%	43%	87%	62%	86%

OFFSHORE OPERATIONS
Revenues	$55,673	$53,271	$63,927	$241,043	$250,811
Direct operating expenses	37,580	36,886	43,033	158,138	158,834
General and administrative expense	688	1,049	2,736	3,517	9,858
Depreciation	2,689	2,876	3,176	11,659	12,300
Segment operating income	$14,716	$12,460	$14,982	$67,729	$69,819

Revenue days	728	736	736	3,067	2,920
Average rig revenue per day	$38,333	$31,422	$61,845	$44,125	$63,094
Average rig expense per day	$24,068	$18,126	$39,460	$27,246	$37,653
Average rig margin per day	$14,265	$13,296	$22,385	$16,879	$25,441
Rig utilization	89%	89%	89%	93%	89%

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November 12, 2015

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
SEGMENT REPORTING	2015	2015	2014	2015	2014
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$106,198	$89,388	$93,391	$386,693	$355,532
Direct operating expenses	73,096	71,267	75,326	290,752	274,894
General and administrative expense	781	855	1,156	3,342	4,289
Depreciation	15,651	16,166	10,981	56,287	39,932
Asset impairment change	—	39,242	—	39,242	—
Segment operating income (loss)	$16,670	$(38,142)	$5,928	$(2,930)	$36,417

Revenue days	1,887	1,665	2,091	7,474	8,303
Average rig revenue per day	$51,673	$48,977	$37,392	$46,684	$37,117
Average rig expense per day	$33,929	$38,607	$28,623	$34,211	$27,278
Average rig margin per day	$17,744	$10,370	$8,769	$12,473	$9,839
Rig utilization	51%	45%	69%	53%	76%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$40,188	$33,225	$69,077	$231,528	$262,532
Offshore Operations	$9,466	$12,621	$5,957	$32,868	$19,007
International Land Operations	$8,691	$7,840	$15,205	$37,776	$47,350

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November 12, 2015

Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income per the information above to income (loss) from continuing operations before income taxes as reported on the Consolidated Statements of Operations (in thousands).

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
	2015	2015	2014	2015	2014
Operating income
U.S. Land	$121,734	$33,653	$258,629	$698,375	$1,025,745
Offshore	14,716	12,460	14,982	67,729	69,819
International Land	16,670	(38,142)	5,928	(2,930)	36,417
Other	(2,324)	(3,471)	(2,329)	(10,911)	(9,068)
Segment operating income	$150,796	$4,500	$277,210	$752,263	$1,122,913
Corporate general and administrative	(17,470)	(19,805)	(18,939)	(77,278)	(79,419)
Other depreciation	(3,626)	(3,803)	(3,678)	(15,077)	(13,573)
Inter-segment elimination	1,296	225	1,214	4,126	5,281
Income from asset sales	1,784	2,862	7,695	11,716	19,585
Operating income (loss)	$132,780	$(16,021)	$263,502	$675,750	$1,054,787

Other income (expense):
Interest and dividend income	1,602	1,398	267	5,834	1,583
Interest expense	(6,258)	(5,746)	(300)	(15,036)	(4,654)
Gain on sale of investment securities	—	—	—	—	45,234
Other	(281)	(989)	(605)	(901)	(636)
Total other income (expense)	(4,937)	(5,337)	(638)	(10,103)	41,527

Income (loss) from continuing operations before income taxes	$127,843	$(21,358)	$262,864	$665,647	$1,096,314

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